 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

SUPERVALU INC.

(Name of Registrant as Specified In Its Charter)

Blackwells Capital LLC

Jason Aintabi

Richard A. Anicetti

Steven H. Baer

R. Chris Kreidler

Frank Lazaran

James J. Martell

Sandra E. Taylor

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Blackwells Capital LLC, together with the other participants named herein (collectively, “Blackwells”), intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2018 annual meeting of stockholders (the “2018 Annual Meeting”) of SuperValu Inc., a Delaware corporation, and for the approval of a business proposal to be presented at the 2018 Annual Meeting.

On May 4, 2018, Activist Insight Ltd. published an article in its monthly magazine titled “Fresh Perspective, Super Value” which includes certain statements by Jason Aintabi, Managing Partner at Blackwells Capital LLC. The article is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

BLACKWELLS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are Blackwells Capital LLC (“Blackwells Capital”), Jason Aintabi, Richard A. Anicetti, Steven H. Baer, R. Chris Kreidler, Frank Lazaran, James J. Martell and Sandra E. Taylor (collectively, the “Participants”).

As of the close of business on May 10, 2018, Blackwells Capital beneficially owns 1,546,300 shares of common stock, $0.01 par value (the “Common Stock”) of the Company, including 666,300 shares underlying currently exercisable call options.  Mr. Aintabi, as the managing partner of Blackwells Capital, may be deemed the beneficial owner of the 1,546,300 shares of Common Stock beneficially owned directly by Blackwells Capital.  In addition, as of the close of business on May 10, 2018, Mr. Aintabi beneficially owns directly 368,405 shares of Common Stock, including 278,300 shares underlying currently exercisable call options.  As of the close of business on May 10, 2018, none of Messrs. Anicetti, Baer, Kreidler, Lazaran, Martell or Ms. Taylor own any shares of Common Stock.